Elevation Series Trust 485BPOS

Exhibit 99(g)(4)

July 1, 2024

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division - Global Services Americas

1 Congress Street

Boston, MA 02114

Re: TrueShares Quarterly Bull Hedge ETF and TrueShares Quarterly Bear Hedge ETF (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of September 2, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Funds hereby requests that State Street act as Custodian for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

Elevation Series Trust

on behalf of:

TrueShares Quarterly Bull Hedge ETF and TrueShares Quarterly Bear Hedge ETF

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

List of Funds and Custodian Entities

Fund Name	Jurisdiction of formation

SRH U.S. Quality ETF	Delaware

Sovereign’s Capital Flourish Fund	Delaware

SRH REIT Covered Call ETF	Delaware

TrueShares Quarterly Bull Hedge ETF	Delaware

TrueShares Quarterly Bear Hedge ETF	Delaware

Information Classification: Limited Access